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Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CryoLife, Inc. (the "Company") on Form 10-K for the year ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Steven G. Anderson, the Chairman, President, and Chief Executive Officer of the Company, and David Ashley Lee, the Executive Vice President, Chief Operating Officer, and Chief Financial Officer of the Company, hereby certifies, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN G. ANDERSON STEVEN G. ANDERSON Chairman, President, and Chief Executive Officer	/s/ DAVID ASHLEY LEE DAVID ASHLEY LEE Executive Vice President, Chief Operating Officer, and Chief Financial Officer
March 2, 2005	March 2, 2005

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  Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002